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                                                                  EXHIBIT 23.5


                   CONSENT OF CARTER CAPITAL CORPORATION


          Carter Capital Corporation hereby consents to (i) the use of its name in the Proxy Statement and Prospectus forming part of this Registration Statement on Form S-4, (ii) the filing of its opinion letter, attached as
Exhibit 99.2 to the Proxy Statement and Prospectus and (iii) the description of such opinion letter under the caption "Fairness Opinion" thereof. By giving such consent we do not thereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Act") or that we come within the category of persons whose consent is required under the Act.



                                      CARTER CAPITAL CORPORATION

                                      By: /s/ Michael Carter
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